CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 24, 2007, relating to the financial statements and financial highlights included in the Annual Report to Shareholders of Emerging Markets Growth Fund, Inc., which is incorporated by reference in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent registered public accounting firm and legal counsel" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
August 24, 2007